Exhibit 99.1

The St. Joe Company Reports Fourth Quarter and Full Year 2008 Financial Results

JACKSONVILLE, Fla.--(BUSINESS WIRE)--February 24, 2009--The St. Joe Company (NYSE:JOE) today announced a Net Loss for the fourth quarter 2008 of $(27.9) million, or $(0.31) per share, which includes non-cash charges of $57.9 million, or $0.36 per share after tax. This compares to Net Income of $1.0 million, or $0.01 per share, for the fourth quarter of 2007, which includes non-cash charges of $10.5 million, or $0.09 per share after tax. All per-share references in this release are presented on a diluted basis.

JOE’s fourth quarter 2008 results include the following non-cash charges:

  Pre-tax impairment charges of $55.8 million, or $0.34 per share after tax, including:
    $28.3 million write-down related to its SevenShores condominium development project;
    $19.0 million write-off of goodwill related to JOE’s 1997 purchase of Arvida;
    $8.3 million charge for the write-down of costs to approximate fair value on homes in several JOE communities;
  A pre-tax pension charge of $2.1 million, or $0.01 per share after tax, related to settlement charges resulting from JOE’s previously announced restructuring.

For the fourth quarter of 2007, JOE recorded pre-tax restructuring charges of $6.2 million, or $0.05 per share after tax, and $4.3 million, or $0.04 per share after tax, related to the write-off of a minority position in a liquidating trust.

“Preserving JOE’s unique asset base while identifying and capitalizing on future growth options are our primary focus in these unprecedented economic times,” said Britt Greene, JOE’s President and CEO. “Our solid balance sheet, bolstered by a strong cash position with virtually no debt, better positions JOE to weather this economic crisis. We have benefited greatly from our successful cost management and asset preservation initiatives. As we look forward, we are also committing significant resources to the opportunities presented by the opening of the new international airport in Panama City projected for May 2010.”

Liquidity and Capital Expenditures

At December 31, 2008, JOE had cash and pledged treasury securities of $144.4 million, compared to debt of $49.6 million, which includes $28.9 million of defeased debt. For the year 2008, JOE’s capital expenditures were approximately $35 million, compared to approximately $247 million in 2007.

“During the economic uncertainty of 2008, we prudently managed our assets with a restructured business model, reduced capital expenditures and reduced operating and overhead expenses,” said William S. McCalmont, JOE’s Executive Vice President and CFO. “Our strong balance sheet, augmented by our healthy cash position and virtually no debt, allows us to plan for future opportunities when economic conditions improve.”

Economic Development Infrastructure

Construction continues on the new Panama City–Bay County International Airport. Construction of the new airport began in late 2007 and almost half of the site infrastructure work, including 75 percent of the primary runway, is now complete. The local airport authority is seeking government approval for a 1,600 foot extension of the primary runway. Aerial photography of the new airport under construction can be seen on the web site, www.newpcairport.com.

“We are pursuing several opportunities associated with the airport in the 75,000-acre WestBay Sector,” said Greene. “And we are working with regional strategic partners to recruit businesses in the economic clusters that already have a presence in Northwest Florida and have growth potential. This is a long-term process; what we can accomplish during the current economic downturn will better position WestBay for the eventual upturn.”

“We continue to work with the local Airport Authority and regional business and tourism groups on efforts to attract additional airline service to the airport,” said Greene. “Even in these times of economic stress, the Airport Authority is finding interest in Northwest Florida as an emerging national destination. This airport is being built at the front door of some of the most beautiful beaches in the world.”

During the fourth quarter, JOE also entered into three agreements designed to stimulate economic growth and job creation in Northwest Florida. The first, with the Port Authority of Port St. Joe, clears the way for the reopening of a deepwater seaport in Port St. Joe. The second, an agreement with Genesee & Wyoming, links that port with the national rail system. The third provides workforce training region-wide through an agreement with the state agency Workforce Florida, Gulf Coast Community College and Gulf Power Company.

Land Holdings and Entitlements

On December 31, 2008, JOE owned approximately 586,000 acres, concentrated primarily in Northwest Florida. Approximately 406,000 acres, or 70 percent of JOE’s total land holdings, are within 15 miles of the coast of the Gulf of Mexico.

On December 31, 2008, JOE’s land-use entitlements in hand or in process totaled approximately 45,000 residential units and approximately 13.8 million square feet of commercial space, as well as an additional 592 acres with land-use entitlements for commercial uses.

Full-Year Results

For the full year 2008, JOE had a Net Loss of $(35.9) million, or $(0.40) per share, compared to Net Income of $39.2 million, or $0.53 per share, for the full year 2007. Full year 2008 results include the following charges which totaled $109.5 million, or $0.69 per share after tax:

  Pre-tax impairment charges totaling $60.4 million and pre-tax loss of $1.9 million related to abandoned property, or an aggregate of $0.35 per share after tax;
  $30.6 million pre-tax, or $0.19 per share after tax, related to a loss on early extinguishment of debt;
  Pre-tax restructuring charges of $4.3 million, or $0.03 per share after tax, and a related $4.0 million pension charge, or $0.02 per share after tax; and
  $8.3 million pre-tax loss on the monetization of installment notes, or $0.05 per share after tax.

The full-year 2007 results were affected by the following:

  Pre-tax impairment charges totaling $23.2 million, or $0.19 per share after tax, which includes $9.6 million recorded in discontinued operations;
  Pre-tax restructuring charges of $8.9 million, or $0.07 per share after tax;
  Pre-tax charge of $4.3 million, or $0.04 per share after tax, related to the write-off of a minority position in a liquidating trust; and
  Pre-tax gain of $47.8 million, or $0.39 per share after tax, included in discontinued operations relating to the 2007 sale of JOE’s office building portfolio.

FINANCIAL DATA
($ in millions except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Real estate sales	$33.1	$80.1	$194.6	$307.9
Timber sales	6.7	6.4	26.6	25.8
Rental revenue	0.5	0.3	1.5	2.7
Other revenues	6.4	7.1	41.3	40.8
Total revenues	46.7	93.9	264.0	377.2
Expenses
Cost of real estate sales	4.9	35.3	53.1	145.8
Cost of timber sales	5.0	5.1	19.8	20.8
Cost of rental revenue	0.2	0.1	0.6	1.5
Cost of other revenues	9.0	9.0	46.6	43.1
Other operating expenses	10.4	18.0	53.5	68.4
Corporate expense, net	8.1	6.7	34.1	32.8
Restructuring charge	--	6.2	4.3	8.9
Impairment losses	55.8	0.6	60.4	13.6
Depreciation and amortization	4.0	4.8	17.3	19.2
Total expenses	97.4	85.8	289.7	354.1
Operating profit (loss)	(50.7)	8.1	(25.7)	23.1
Other income (expense)	2.0	(3.3)	(36.6)	(4.7)
Pretax income (loss) from continuing operations	(48.7)	4.8	(62.3)	18.4
Income tax (expense) benefit	21.4	0.9	26.9	(0.9)
Minority interest income (expense)	0.3	(0.2)	0.8	(1.1)
Equity (loss) in income of unconsolidated affiliates	(0.1)	(5.3)	(0.3)	(5.3)
Discontinued operations, net of tax	(0.8)	0.8	(1.0)	28.1
Net (loss) income	$(27.9)	$1.0	$(35.9)	$39.2
Net (loss) income per share	$(0.31)	$0.01	$(0.40)	$0.53

Weighted average shares	91,315,311	74,290,357	89,550,637	74,300,601

Revenues by Segment

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Residential
Real estate sales	$2.8	$40.0	$28.6	$119.0
Rental revenue	0.5	0.3	1.4	1.3
Other revenues	6.4	7.1	41.3	40.8
Total Residential	9.7	47.4	71.3	161.1
Commercial
Real estate sales	0.8	10.2	4.0	27.6
Rental revenue	--	--	0.1	1.4
Total Commercial	0.8	10.2	4.1	29.0
Rural Land sales	29.5	29.9	162.0	161.3
Forestry sales	6.7	6.4	26.6	25.8
Total revenues	$46.7	$93.9	$264.0	$377.2

Summary Balance Sheet

	December 31, 2008	December 31, 2007
Assets
Investment in real estate	$890.6	$944.5
Cash and cash equivalents	115.5	24.3
Pledged treasury securities	28.9	30.7
Notes receivable	50.1	56.3
Prepaid pension asset	42.0	109.3
Property, plant and equipment, net	19.8	23.7
Other assets	67.4	67.0
Assets held for sale	4.0	8.1
Total assets	$1,218.3	$1,263.9

Liabilities and Stockholders’ Equity
Debt	$49.6	$541.2
Accounts payable, accrued liabilities	115.2	152.3
Deferred income taxes	61.5	83.5
Liabilities of assets held for sale	0.6	0.3
Total liabilities	226.9	777.3
Minority interest	2.8	6.3
Total stockholders’ equity	988.6	480.3
Total liabilities and stockholders’ equity	$1,218.3	$1,263.9

Debt Schedule

	December 31, 2008	December 31, 2007
Senior revolving credit facility	$--	$132.0
Senior notes	--	240.0
Term loan	--	100.0
Defeased debt	28.9	30.7
Community Development District debt	11.9	35.7
Various notes secured by certain real estate	8.8	2.8
Total debt	$49.6	$541.2

Cash Overhead

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Other operating expenses	$10.4	$18.0	$53.5	$68.4
Corporate expense	8.1	6.7	34.1	32.8
Total GAAP overhead	18.5	24.7	87.6	101.2
Plus overhead capitalized	0.7	4.0	5.4	22.0
Less non-cash overhead	(3.2)	(4.0)	(11.3)	(13.5)
Total cash overhead	$16.0	$24.7	$81.7	$109.7

Cash overhead is a non-GAAP financial measure. We believe this information is useful to investors in understanding the underlying operational performance of the Company, its business and performance trends. Specifically, we believe that the reduction in total cash overhead shows investors the cash savings achieved by management through various restructuring initiatives. Although we believe disclosure of total cash overhead enhances investors’ understanding of our business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP basis financial measures.

Additional Information

Additional information with respect to the Company’s results for 2008 will be made available in a Form 8-K and Form 10-K that will be filed with the Securities and Exchange Commission today.

Conference Call Information

On February 24, 2009, at 10:30 a.m. (EST), JOE will host an interactive conference call to review the Company’s results for the fourth quarter and full year ended December 31, 2008.

To participate in the call, please phone 866.316.1366 (for domestic calls from the United States) or 913.312.1266 (for international calls) approximately ten minutes before the scheduled start time. You will be asked for a confirmation code which is 8425658. Approximately three hours following the call, you may access a replay of the call by phoning 888.203.1112 (domestic) or 719.457.0820 (international) using access code 8425658. The replay will be available for one week.

JOE will also web cast the conference call live over the internet in a listen-only format. Listeners can participate by visiting the Company’s web site at www.joe.com. Access will be available 15 minutes prior to the scheduled start time. A replay of the conference call will be posted to the JOE web site approximately three hours following the call. The replay of the call will be available for one week.

About JOE

The St. Joe Company (NYSE:JOE), a publicly held company based in Jacksonville, is one of Florida’s largest real estate development companies and the largest private landowner in Northwest Florida. We are primarily engaged in real estate development and sales, with significant interests in timber.

More information about JOE can be found at our web site at www.joe.com.

Forward-Looking Statements

We have made forward-looking statements in this earnings release pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts are forward-looking statements. You can find many of these forward-looking statements by looking for words such as “intend”, “anticipate”, “believe”, “estimate”, “expect”, “plan”, “should”, “forecast” or similar expressions. In particular, forward-looking statements include, among others, statements about the following:

  future operating performance, revenues, earnings and cash flows;
  future residential and commercial entitlements;
  development approvals and the ability to obtain such approvals, including possible legal challenges;
  the number of units or commercial square footage that can be supported upon full build out of a development;
  the number, price and timing of anticipated land sales or acquisitions;
  estimated land holdings for a particular use within a specific time frame;
  the levels of resale inventory in our developments and the regions in which they are located;
  the development of relationships with strategic partners, including homebuilders;
  future amounts of capital expenditures;
  the projected completion, opening, operating results and economic impact of the new Panama City-Bay County International Airport;
  the amount of dividends, if any, we pay; and
  the number or dollar amount of shares of Company stock which may be purchased under our existing or future share-repurchase programs.

Forward-looking statements are not guarantees of future performance. You are cautioned not to place undue reliance on any of these forward-looking statements. These statements are made as of the date hereof based on our current expectations, and we undertake no obligation to update the information contained in this release. New information, future events or risks may cause the forward-looking events we discuss in this earnings release not to occur.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include the risk factors described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as, among others, the following:

  a continued downturn in the real estate markets in Florida and across the nation;
  a continued crisis in the national financial markets and the financial services and banking industries;
  a continued decline in national economic conditions;
  economic conditions in Northwest Florida, Florida as a whole and key areas of the southeastern United States that serve as feeder markets to our Northwest Florida operations;
  availability of mortgage financing, increases in foreclosures and changes in interest rates;
  changes in the demographics affecting projected population growth in Florida, including the demographic migration of Baby Boomers;
  the inability to raise sufficient cash to enhance and maintain our operations and to develop our real estate holdings;
  an event of default under our credit facility or the restructuring of such debt on terms less favorable to us;
  possible future write-downs of the book value of our real estate assets;
  the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes;

  a failure to attract homebuilding customers for our developments, or their failure to satisfy their purchase commitments;
  the failure to attract desirable strategic partners, complete agreements with strategic partners and/or manage relationships with strategic partners going forward;
  natural disasters, including hurricanes and other severe weather conditions, and the impact on current and future demand for our products in Florida;
  whether our developments receive all land-use entitlements or other permits necessary for development and/or full build-out or are subject to legal challenge;
  local conditions such as the supply of homes and home sites and residential or resort properties or a decrease in the demand for real estate in an area;
  timing and costs associated with property developments;
  the pace of commercial and economic development in Northwest Florida;
  competition from other real estate developers;
  decreases in pricing of our products and changes in the related profit margins;
  increases in operating costs, including real estate taxes and the cost of construction materials;
  changes in the amount or timing of federal and state income tax liabilities resulting from either a change in our application of tax laws, an adverse determination by a taxing authority or court, or legislative changes to existing laws;
  the failure to realize significant improvements in job creation and public infrastructure in Northwest Florida, including the development of a new airport in Bay County;
  potential liability under environmental laws or other laws or regulations;
  changes in laws, regulations or the regulatory environment affecting the development of real estate;
  fluctuations in the size and number of transactions from period to period;
  the prices and availability of labor and building materials;
  increases in insurance rates and deductibles for property in Florida, particularly in coastal areas, and decreasing availability of property insurance in Florida;
  high property tax rates in Florida, and future changes in such rates;
  significant tax payments arising from any acceleration of deferred taxes;
  possible negative effects from oil or natural gas drilling, if permitted off the coast of Northwest Florida;
  increases in gasoline prices; and
  acts of war, terrorism or other geopolitical events.

The foregoing list is not exhaustive and should be read in conjunction with other cautionary statements contained in our periodic and other filings with the Securities and Exchange Commission.

© 2009, The St. Joe Company. “JOE,” “St. Joe” and the "Taking Flight" design are service marks of The St. Joe Company.

CONTACT:
The St. Joe Company, Jacksonville
Media Contact:
Jerry M. Ray, 904-301-4430
jray@joe.com
or
Investor Contact:
David Childers, 904-301-4302
dchilders@joe.com